UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 19, 2006
                                                        -----------------


                        Investors Capital Holdings, Ltd.
             (Exact name of registrant as specified in its charter)



        Massachusetts                1-16349              04-3284631
        -------------                -------              ----------
(State or Other Jurisdiction       (Commission           (IRS Employer
       of Incorporation)           File Number)        Identification No.)



                                230 Broadway East
                               Lynnfield, MA 01940
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 949-1422



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2006 Investors Capital Holdings, Ltd. ("ICH") and its wholly-owned securities broker-dealer subsidiary, Investors Capital Corporation ("ICC"), entered into an agreement with the Securities Division of the Secretary of the Commonwealth of Massachusetts (the "Division") settling two pending matters before the Division, an administrative proceeding against ICC and an investigation into ICH.

Reference is made to Part II, Item 1 "Legal Proceedings" of ICH's Report on Form 10-Q/A (Amendment No. 1) for the quarter ended December 31, 2005 and to Part I,
Item 3 "Legal Proceedings" and Note 15 "Litigation" of ICH's Report on Form 10-K for the fiscal year ended March 31, 2006 for a description of the administrative proceeding, which is referred to therein as the Massachusetts Proceedings.

The Division's investigation concerned relationships between ICH and its subsidiaries, and Investors Marketing Services, Inc. ("IMS") and IMS Insurance Agency, Inc. ("IMS Insurance"). IMS is owned by Ted Charles, ICH's Chairman and CEO, and his spouse. IMS is a wholesaler of fixed insurance products, and a provider of fulfillment services, including graphic design work for ICC's marketing brochures and ICH annual reports. IMS Insurance is an insurance agency owned by Mr. Charles' spouse.

IMS participates without charge in ICC-hosted conferences where opportunities exist to provide insurance-related training and education to ICC representatives as well as to market and promote fixed insurance products and services. ICC also encourages its representatives to place fixed insurance business with IMS Insurance. In many instances, IMS Insurance offers superior services and commission arrangements to ICC and its insurance producers. When insurance is placed by ICC representatives through ICH's subsidiary, ICC Insurance Agency, Inc. ("ICC Insurance"), IMS typically is utilized by ICC Insurance to provide vital back office services in return for an override.

In settling these matters, ICC agreed:


o    to cease and desist from violations of the Act,
o    to pay a $500,000 administrative fine,
o to offer to reimburse losses and costs incurred by Massachusetts persons aged 75 or older in connection with the surrender, no later than December 31, 2007, of any equity-indexed annuities purchased through ICC or its representatives during 2004 or 2005; to offer an additional payment to ensure that no amount invested in a surrendered EIA yielded less than 3%;
o to pay an additional administrative fine equal to the extent, if any, that ICC's surrender-related payments total less than $500,000, and
o    to be censured by the Division.

In addition, ICC and ICH agreed to retain and act upon the advice of an independent consultant who will review and make recommendations with respect to ICC and ICH policies and procedures that are related to the various violations and failures alleged by the Division in these matters.

ICC and ICH will not be permitted to utilize proceeds from insurance policies to cover payments that will be made pursuant to the settlement.

ICH has been accruing for related legal costs, including approximately $.59 million since the end of its second fiscal quarter. In consequence of the settlement and related legal costs, ICH expects to take an immediate additional charge against earnings of approximately $.69 million, and will record further charges to earnings if and to the extent that total cash payments to annuity investors exceed $500,000.

Legal fees paid to defend these matters have depressed ICH earnings by an average of more than $100,000 per month since the administrative proceeding was instituted in November 2005.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Investors Capital Holdings, Ltd.

                                               By /s/ Ted Charles
                                               ------------------
                                               Ted Charles, President

Date:  December 22, 2006



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